PRELIMINARY COPY -- TO BE FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION

                              SCHEDULE 14A INFORMATION
                     Proxy Statement Pursuant to Section 14(a)
                       of the Securities Exchange Act of 1934
                                  (Amendment No. )


Filed by the Registrant                        [X]
Filed by a party other than the Registrant     [ ]
Check the appropriate box:
[X]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive  Additional Materials
[ ]   Soliciting Material Pursuant to (S)240.14a-11(C) or (S)240.14a-12

                             INVESCO GROWTH FUND, INC.

Payment of Filing Fee (Check the appropriate box):

[X ]  No fee required.

[  ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            ------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            ------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            ------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            ------------------------------------------------------------------

      (5)   Total fee paid:

            ------------------------------------------------------------------

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided  by  Exchange  Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            ----------------------------------------

      (2)   Form, Schedule or Registration Statement No.:

            ----------------------------------------

      (3)   Filing Party:

            ----------------------------------------

      (4)   Date Filed:

            ----------------------------------------

                                                                         DRAFT

  Preliminary Copy -- To Be Filed With the Securities and Exchange Commission

                           INVESCO GROWTH FUND, INC.
                                                            __________ __, 1997
-------------------------------------------------------------------------------



Dear INVESCO Growth Fund, Inc. Shareholder:

      Enclosed is a Proxy Statement for the [October 28, 1997] special meeting of shareholders of INVESCO Growth Fund, Inc. (the "Fund").

      As explained more fully in the attached Proxy Statement, shareholders of the Fund will be asked to approve changes to the investment policies of the Fund, to permit the Fund to invest in futures, options, puts and calls.

      The board of directors of the Fund believes that the change in investment policy is in the best interests of the shareholders. Therefore, we ask that you read the enclosed materials and vote promptly. Should you have any questions, please feel free to call our client services representatives at 1-800-646- 8372. They will be happy to answer any questions that you might have.

      YOUR VOTE IS IMPORTANT. THE CHANGE IN INVESTMENT POLICY WE ARE SUBMITTING FOR YOUR CONSIDERATION IS SIGNIFICANT TO THE FUND AND TO YOU AS A SHAREHOLDER. IF WE DO NOT RECEIVE SUFFICIENT VOTES TO APPROVE THIS PROPOSAL, WE MAY HAVE TO SEND ADDITIONAL MAILINGS OR CONDUCT TELEPHONE CANVASSING, WHICH WOULD INCREASE COSTS TO SHAREHOLDERS. THEREFORE, PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE ON THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE.

Sincerely,


----------------------------
Dan J. Hesser
President
INVESCO Growth Fund, Inc.

     Preliminary Copy -- To Be Filed With the Securities and Exchange Commission

                                                      INVESCO GROWTH FUND, INC.
                                                         7800 East Union Avenue
                                                         Denver, Colorado 80237


                     NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON [OCTOBER 28, 1997]
-------------------------------------------------------------------------------


      Notice is hereby given that a special meeting of shareholders (the "Meeting") of INVESCO Growth Fund, Inc. (the "Fund") will be held at the Hyatt Regency Tech Center, 7800 E. Union Avenue, Denver, Colorado 80237 on [Tuesday, October 28, 1997], at 10:00 a.m., Mountain Time, for the following purposes:

      1. To approve or disapprove a change in the investment policy of the Fund to allow the Fund to invest in futures, options, puts and calls.

      2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

      The board of directors of the Fund has fixed the close of business on [September 4, 1997] as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment(s) thereof.

      A complete list of shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose germane to the Meeting during ordinary business hours after ________ __, 1997, at the offices of the Fund, 7800 East Union Avenue, Denver, Colorado 80237.

      You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope that requires NO postage if mailed in the United States. The enclosed proxy is being solicited on behalf of the board of directors of the Fund.

                                  IMPORTANT

      Please mark, sign, date and return the enclosed proxy in the accompanying envelope as soon as possible in order to ensure a full representation at the Meeting.

      The Meeting will have to be adjourned without conducting any business if less than a majority of the eligible shares is represented, and the Fund will have to continue to solicit votes until a quorum is obtained. The Meeting also may be adjourned, if necessary, to continue to solicit votes if less than the required shareholder vote has been obtained to approve Proposal 1.

      Your vote, then, could be critical in allowing the Fund to hold the Meeting as scheduled. By marking, signing, and promptly returning the enclosed proxy, you may eliminate the need for additional solicitation. Your cooperation is appreciated.


                                          By Order of the Board of Directors,


                                          -------------------------------------
                                          Glen A. Payne
                                          Secretary



Denver, Colorado
Dated: _________ __, 1997

     PRELIMINARY COPY -- TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                       INVESCO GROWTH FUND, INC.
                                                          ____________ __, 1997
-------------------------------------------------------------------------------



                              INVESCO GROWTH FUND, INC.
                               7800 East Union Avenue
                               Denver, Colorado 80237


                                   PROXY STATEMENT
                         FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD [OCTOBER 28, 1997]

                                    INTRODUCTION

      The enclosed proxy is being solicited by the board of directors (the "Board" or the "Directors") of INVESCO Growth Fund, Inc. (the "Fund") for use in connection with the special meeting of shareholders of the Fund (the "Meeting") to be held at 10:00 a.m., Mountain Time, on [Tuesday, October 28, 1997], at the Hyatt Regency Tech Center, 7800 E. Union Avenue, Denver, Colorado 80237, and at any adjournment(s) thereof for the purposes set forth in the foregoing notice. THE FUND'S ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS OF THE FUND FOR THE FISCAL YEAR ENDED AUGUST 31, 1996, AND SEMI-ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS FOR THE PERIOD ENDED FEBRUARY 28, 1997, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM GLEN A. PAYNE, SECRETARY OF THE FUND, AT P.O. BOX 173706, DENVER, COLORADO 80217-3706 (TELEPHONE NUMBER 1-800-646-8372). The approximate mailing date of proxies and this Proxy Statement is ________ __, 1997.

      The primary purpose of the Meeting is to allow shareholders to consider a change in the investment policy of the Fund to allow it to invest in futures, options, puts and calls.

      The following factors should be considered by shareholders in determining whether to authorize the change in investment policy to permit investment in futures, options, puts and calls:

o The change in investment policy, if approved, would assist the Fund in achieving its investment objective.

o The change, if approved, will permit the Fund to invest in these instruments as a hedge against the volatility associated with investments in the Fund.

o If approved, the change could result in additional risks associated with such investments.

      If the enclosed form of proxy is duly executed and returned in time to be voted at the Meeting, and not subsequently revoked, all shares represented by the proxy will be voted in accordance with the instructions marked thereon. If no instructions are given, such shares will be voted FOR Proposal 1. A majority of the outstanding shares of the Fund entitled to vote, represented in person or by proxy, will constitute a quorum at the Meeting.

     Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. An abstention by a shareholder, either by proxy or by vote in person at the Meeting, has the same effect as a negative vote. Shares held by a broker or other fiduciary as record owner for the account of the beneficial owner are counted toward the required quorum if the beneficial owner has executed and timely delivered the necessary instructions for the broker to vote the shares or if the broker has and exercises discretionary voting power. Where the broker or fiduciary does not receive instructions from the beneficial owner and does not have discretionary voting power as to one or more issues before the Meeting, but grants a proxy for or votes such shares, they will be counted toward the required quorum but will have the effect of a negative vote on any proposals on which it does not vote.

      In order to further reduce costs, the notices to shareholders having more than one account in the Fund listed under the same Social Security number at a single address have been combined. The proxy cards have been coded so that each shareholder's votes will be counted for all such accounts.

      Execution of the enclosed proxy card will not affect a shareholder's right to attend the Meeting and vote in person, and a shareholder giving a proxy has the power to revoke it (by written notice to the Company at P.O. Box 173706, Denver, Colorado 80217-3706, execution of a subsequent proxy card, or oral revocation at the Meeting) at any time before it is exercised.

      Shareholders of the Fund of record at the close of business on [September 4, 1997] (the "Record Date"), are entitled to vote at the Meeting, including any adjournment(s) thereof, and are entitled to one vote for each share, and corresponding fractional votes for fractional shares, on each matter to be acted upon at the Meeting. On the Record Date, [____________] shares of beneficial interest of the Fund, $.01 par value per share were outstanding, all of them being shares of the Fund.

      In addition to the solicitations of proxies by use of the mail, proxies may be solicited by officers of the Fund, and by officers and employees of INVESCO Funds Group, Inc., the investment adviser and transfer agent of the Funds, and INVESCO Distributors, Inc., personally or by telephone or telegraph, without special compensation. Until September 29, 1997, INVESCO Funds Group, Inc. is also the distributor of the Funds. Effective on that date, INVESCO Distributors, Inc., a wholly-owned subsidiary of INVESCO Funds Group, Inc., will become the distributor of the Funds. INVESCO Funds Group, Inc. and INVESCO Distributors, Inc. are referred to collectively as "INVESCO." In addition, Shareholder Communications Corporation ("SCC") has been retained to assist in the solicitation of proxies.

      As the meeting date approaches, certain shareholders whose votes the Fund has not yet received may receive telephone calls from representatives of SCC requesting that they authorize SCC, by telephonic or electronically transmitted instructions, to execute proxy cards on their behalf. Telephone authorizations will be recorded in accordance with the procedures set forth below. INVESCO believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

      SCC has received an opinion of Maryland counsel that addresses the validity, under the applicable laws of the State of Maryland, of authorization given orally to execute a proxy. The opinion given by Maryland counsel concludes that a Maryland court would find that there is no Maryland law or public policy against the acceptance of proxies signed by an orally authorized agent, provided it adheres to the procedures set forth below.

     In all cases where a telephonic proxy is solicited, the SCC representative is required to ask the shareholder for such shareholder's full name, address, Social Security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the shareholder has received the Proxy Statement in the mail. If the information solicited agrees with the information provided to SCC by the Fund, the SCC representative has the responsibility to explain the voting process, read the proposals listed on the proxy card, and ask for the shareholder's instructions on each proposal. Although he or she is permitted to answer questions about the process, the SCC representative is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, SCC will send the shareholder a letter or mailgram confirming the shareholder's vote and asking the shareholder to call SCC immediately if the shareholder's instructions are not correctly reflected in the confirmation.

      If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, such shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a shareholder, whether in writing or by telephone, is revocable. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

      All costs of printing and mailing proxy materials and the costs and expenses of holding the Meeting and soliciting proxies, including any amount paid to SCC, will be paid by the Fund.

      The Board may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required shareholder vote to approve Proposals 1 and 2. An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required shareholder vote on a particular proposal, the persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote in favor of such proposal and will vote against adjournment those shares which they are required to vote against such proposal. A shareholder vote may be taken on one or more of the proposals discussed herein prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

PROPOSAL 1:       APPROVAL OR DISAPPROVAL OF THE CHANGE IN INVESTMENT
                  POLICIES PERMITTING INVESTMENTS IN FUTURES, OPTIONS, PUTS
                  AND CALLS.

Background

      The current fundamental investment policies of the Fund concerning investing in futures contracts and options, as disclosed in the Statement of Additional Information, are as follows:

      The Fund will not:

      ...(2) sell short or buy on margin, except if the Fund ever commences writing put or call options (which the Fund currently does not anticipate doing).

      ...(7)  buy or sell  commodities,   commodity  contracts  or  real  estate
      (however,  the Fund may purchase securities of companies investing in real estate)....

      Under these fundamental investment policies, the Fund is prohibited from investing in futures contracts or options. Of the 45 open-end mutual funds for which INVESCO Funds Group, Inc. serves as investment adviser (the "INVESCO Mutual Funds"), 21 have the ability to invest in futures contracts and options. INVESCO Funds Group, Inc. and the Fund's sub-adviser, INVESCO Trust Company ("ITC") (collectively, "Fund Management"), are asking shareholders to amend these policies so that the Fund may invest in such instruments.

Reasons For The Requested Changes

      Futures, options puts and calls are part of a wider group of financial instruments commonly known as "derivatives," because their value "derives" from an underlying security or index. Although derivatives in recent years often have been characterized as high-risk investments, such descriptions most often are applied to the use of derivatives in an attempt to increase mutual fund performance. Fund Management, to the contrary, wishes to utilize futures contracts, options, puts and calls in an attempt to hedge the risk inherent in any Fund's portfolio. Although investment in such instruments presents a certain degree of potential risk, in the opinion of Fund Management and the Board, the Fund's present inability to hedge portfolio risk through the use of such instruments may itself be a potential risk under certain market conditions. Although hedging in this manner may potentially increase the Fund's investment return in certain markets, that, of course, cannot be guaranteed. The primary purpose for the use of these instruments by the Fund is a defensive one.

      Options currently are traded on several companies' securities in which the Fund invests and, in addition, options are available on several indexes that reflect certain markets in which the Fund invests. The ability to trade in such instruments may allow the Fund to hedge against downward price movements in these securities and markets, thus enhancing the Fund's ability to protect the value of its assets in declining markets.

      Moreover, many of the Fund's competitors are authorized to use, and actively do utilize futures, options, puts and calls. The Fund's present inability to utilize these instruments puts the Fund at a competitive disadvantage, to the potential detriment of its shareholders.

      Of course, investment in such instruments is not without risk. The use of these instruments requires skills and involves risks different from those involved in trading the other instruments in which the Fund invests. Among these risks is the possibility that there may be imperfect correlation, or no correlation at all, between price movements in an option or future and the underlying instrument being hedged. The successful use of these instruments will depend upon the ability of Fund Management to forecast price and interest rate movements correctly. Should prices move in an unexpected manner, the Fund may not achieve the potential benefits of these instruments or may realize losses and thus be in a worse position than if such strategies had not been used. Your attention is directed specifically to the descriptions of these instruments under this proposal and to Exhibit A attached hereto which further describes these risks.

Proposed Changes to Investment Policies

      Fund Management and the Board have determined that the ability to invest in futures, options, puts and calls would provide the Fund with an important additional means for seeking to hedge the value of its portfolio, i.e., attempting to reduce the overall level of investment risk that normally would be expected to be associated with the Fund's portfolio and attempting to protect the Fund against market movements that might adversely affect the value of the Fund's assets or the price of securities that the Fund is considering purchasing. The Directors believe that the Fund would benefit from having the flexibility to deal in such instruments, in addition to its other investments, and that the Fund's investments in these instruments would be consistent with the Fund's investment objective and policies. There can be no assurance, however, that the use of these instruments by the Fund will assist it in achieving its investment objective.

     Accordingly, the Board, including all of the Directors who are completely independent of any INVESCO-affiliated company (the "Independent Directors"), unanimously approved the proposed change in a meeting on May 16, 1997, and is proposing that shareholders approve the modification of the above-quoted fundamental investment policies of the Fund. Under the proposal, the language of these fundamental investment policies would be revised to read, in their entirety, as follows:

      The Fund will not:

      ...(2)sell short or buy on margin, except for the Fund's purchase or sale of options or futures, or writing, purchasing or selling puts and calls.

      ...(7)buy or sell commodities, commodity contracts, or real estate (however, the Fund may purchase securities of companies which invest in the foregoing). This restriction shall not prevent the Fund from purchasing or selling options on individual securities, security indexes, and currencies, or financial futures or options on financial futures, or undertaking forward currency contracts....

      In order to ensure that the proposed modification of the Fund's fundamental investment policies will not have the effect of unduly increasing the investment risk involved in investing in the Fund's shares and to ensure that the Fund will continue to comply with and adhere to all limitations imposed by the Commodity Futures Trading Commission (the "CFTC"), the Board also has approved the following new non-fundamental investment policy for the Fund which will be effective if Proposal 1 is adopted by the Fund's shareholders:

            The Fund will not (i) enter into any futures contracts or options on futures contracts if immediately thereafter the aggregate margin deposits on all outstanding futures contracts positions held by the Fund and premiums paid on outstanding options on futures contracts, after taking into account unrealized profits and losses, would exceed 5% of the market value of the total assets of the Fund, or (ii) enter into any futures contracts if the aggregate net amount of the Fund's commitments under outstanding futures contracts positions of the Fund would exceed the market value of the total assets of the Fund.

      This new non-fundamental investment policy will result in the Fund being able to invest up to 5% of its total assets as margin deposits for futures contracts or options on futures contracts as long as the Fund's commitments under any outstanding futures contracts is not greater than the total assets of the Fund. Making this new policy a non-fundamental investment policy will give the Fund's board of directors, which includes a majority of directors who are completely independent of any INVESCO- affiliated company, greater flexibility to modify the policy in the future if any such modification is deemed to be in the best interests of the Fund's shareholders.

Vote Required

      As provided under the Investment Company Act of 1940 (the "1940 Act"), approval of any investment policy changes will require the affirmative vote of a majority of the outstanding shares of the Fund. Such a majority is defined in the 1940 Act as the lesser of: (a) 67% or more of the shares present at such meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the total outstanding shares of the Fund.

      If approved, this Proposal will take effect as soon as possible after any remaining legal prerequisites to implementation of the Proposal have been satisfied. If the shareholders of the Fund fail to approve this Proposal, the Fund's above-quoted fundamental investment policies will remain unchanged.

                 THE DIRECTORS OF THE FUND UNANIMOUSLY RECOMMEND
                         THAT THE FUND'S SHAREHOLDERS VOTE
                              IN FAVOR OF PROPOSAL 1.

INFORMATION CONCERNING ADVISER, SUB-ADVISER, DISTRIBUTOR AND AFFILIATED
COMPANIES

     INVESCO Funds Group, Inc., a Delaware corporation, serves as the Fund's investment adviser and distributor, as well as providing other services to the Fund. INVESCO Distributors, Inc. is a wholly-owned subsidiary of INVESCO Funds Group, Inc. INVESCO Funds Group, Inc. is a wholly-owned subsidiary of INVESCO North American Holdings, Inc. ("INAH"), 1315 Peachtree Street, N.E., Atlanta, Georgia 30309. INAH is an indirect wholly-owned subsidiary of AMVESCAP PLC.(1)

----------------------------
(1) The  intermediary  companies  between INAH and AMVESCAP are as follows:
INVESCO, Inc., INVESCO Group Services, Inc. and INVESCO North American Group, Ltd., each of which is wholly-owned by its immediate parent.

The corporate headquarters of AMVESCAP are located at 11 Devonshire Square, London EC2M 4YR, England. INVESCO's offices are located at 7800 East Union Avenue, Denver, Colorado 80237. INVESCO currently serves as investment adviser of 14 open-end investment companies having aggregate net assets of $16.4 billion as of July 31, 1997.

     The principal executive officers and directors of INVESCO Funds Group, Inc. and their principal occupations are:

      Dan J. Hesser, Chairman of the Board, President, Chief Executive Officer and Director; Brian N. Minturn, Executive Vice President and Director; Hubert L. Harris, Jr., Director, also, President of INVESCO Services, Inc., Director of AMVESCAP, Chief Financial Officer of INVESCO Individual Services Group; Charles
P. Mayer, Director; Robert J. O'Connor, Director, also, Chief Executive Officer and Chairman of INVESCO Retirement Plan Services, a division of INVESCO Funds Group, Inc.

      The address of each of the foregoing officers and directors is 7800 East Union Avenue, Denver, Colorado 80237, with the exception of the address of Messrs. Bishop, DeKinder and Harris, which is 1315 Peachtree Street, N.E., Atlanta, Georgia 30309 and Mr. O'Connor, whose address is 1355 Peachtree Street, N.E., Atlanta, Georgia 30309.

     INVESCO Trust Company ("ITC"), a Colorado trust company formed in 1969, serves as the sub-adviser to the Fund. ITC is an indirect wholly-owned subsidiary of INVESCO Funds Group, Inc. ITC's offices are located at 7800 East Union Avenue, Denver, Colorado 80237. ITC has the primary responsibility for providing investment advisory services to the Fund. ITC currently serves as adviser or sub-adviser to __ investment portfolios having aggregate net assets of $___ million as of July 31, 1997. In addition, ITC provides investment management services to private clients, including employee benefit plans that may be invested in a collective trust sponsored by ITC.

      The principal executive officer and directors of ITC and their principal occupations are as follows:

     Dan J. Hesser, President and Director, also, President, Chief Executive Officer and Director of IFG; Hubert L. Harris, Chairman of the Board, also Director of IFG; Charles P. Mayer, Senior Vice President and Director, also Director of IFG.

      The address of each of the foregoing officer and directors is 7800 East Union Avenue, Denver, Colorado 80237.

      Pursuant to an Administrative Services Agreement between the Company and INVESCO, INVESCO provides administrative services to the Company, including distribution, sub-accounting and recordkeeping services and functions. During the fiscal year ended August 31, 1996, the Company paid INVESCO total compensation of $92,412 in payment of such services.

      During the fiscal year ended  August 31, 1996,  the Company paid  INVESCO,
which  also  serves  the  Company's  registrar,   transfer  agent  and  dividend
disbursing agent, total compensation of $751,390 for such services.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS [AND MANAGEMENT]

      The following table sets forth, as of the Record Date, the beneficial ownership of the Fund's issued and outstanding shares of beneficial interest by each 5% or greater shareholder.


                                                               Percent of
Name and Address               Amount & Nature of               Shares of
of Beneficial Owner          Beneficial Ownership(2)        Beneficial Interest
---------------------        -----------------------        -------------------












                                   OTHER BUSINESS

      The management of the Fund has no business to bring before the Meeting other than the matters described above. Should any other business be presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


--------
(2) Each beneficial owner named above shares investment power with respect to the shares listed next to its respective row, but its customers retain sole voting power.


                                SHAREHOLDER PROPOSALS

      The Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement and form of proxy for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Fund, 7800 East Union Avenue, Denver, Colorado 80237. The Fund has not received any shareholder proposals to be presented at this Meeting.

                                            By Order of the Board of Directors,



                                            Glen A. Payne
                                            Secretary

__________________ __, 1997

                                     EXHIBIT A

                       SUMMARY CONCERNING FUTURES AND OPTIONS

                Futures Contracts and Options on Futures Contracts.

     U.S. futures contracts are traded on exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant (an "FCM"), or brokerage firm, which is a member of the relevant contract market. Although futures contracts by their terms call for the delivery or acquisition of the underlying commodities or a cash payment based on the value of the underlying commodities, in most cases the contractual obligation is offset before the delivery date of the contract by buying, in the case of a contractual obligation to sell, or selling, in the case of a contractual obligation to buy, an identical futures contract on a commodities exchange. Such a transaction cancels the obligation to make or take delivery of the commodities.

     The acquisition or sale of a futures contract could occur, for example, if a Fund held or considered purchasing debt securities and sought to protect itself from fluctuations in prices without buying or selling those securities. For example, if prices were expected to decrease, the Fund could sell Treasury Futures, thereby hoping to offset a potential decline in the value of debt securities in the portfolio by a corresponding increase in the value of the futures contract position held by the Fund and thereby prevent the Fund's net asset value from declining as much as it otherwise would have. The Fund also could protect against potential price declines by selling portfolio securities and investing in money market instruments. The use of futures contracts as an investment technique would allow the Fund to maintain a defensive position without having to sell portfolio securities.

     Similarly, when prices of debt securities are expected to increase, futures contracts could be bought to attempt to hedge against the possibility of having to buy debt securities at higher prices. This technique is sometimes known as an anticipatory hedge. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, the Fund could take advantage of the potential rise in the value of debt securities without buying them until the market has stabilized. At that time, the futures contracts could be liquidated and the Fund could buy debt securities on the cash market.

     The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, the ability of investors to close out futures contracts through offsetting transactions could distort the normal price relationship between the cash and futures markets. Second, to the extent participants decide to make or take delivery, liquidity in the futures market could be reduced and prices in the futures market distorted. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of the foregoing distortions, a correct forecast of general price trends still may not result in a successful use of futures.

     Futures contracts entail risks. Although the Fund believes that use of such contracts could benefit the Fund, if the judgment of Fund Management was incorrect, the Fund's overall performance could be worse than if the Fund had not entered into futures contracts. For example, if the Fund hedged against the effects of a possible decrease in prices of securities held in the Fund's portfolio and prices increase instead, the Fund would lose part or all of the benefit of the increased value of these securities because of offsetting losses in the Fund's futures positions. In addition, if the Fund had insufficient cash, it might have to sell securities from its portfolio to meet daily variation margin requirements. Those sales could be at increased prices which reflect the rising market and could occur at a time when the sales would be disadvantageous to the Fund.

     The prices of futures contracts depend primarily on the value of their underlying instruments. Because there are a limited number of types of futures contracts, it is possible that the standardized futures contracts available to the Fund would not match exactly the Fund's current or potential investments. The Fund would be able to buy and sell futures contracts based on underlying instruments with different characteristics from the securities in which it would typically invest -- for example, by hedging investments in portfolio securities with a futures contract based on a broad index of securities -- which involves a risk that the futures position might not correlate precisely with the performance of the Fund's investments.

     Futures prices can also diverge from the prices of their underlying instruments, even if the underlying instruments closely correlate with the Fund's investments. Futures prices are affected by such factors as current and anticipated short-term interest rates, changes in volatility of the underlying instruments and the time remaining until expiration of the contract. Those factors may affect securities prices differently from futures prices. Imperfect correlations between the Fund's investments and its futures positions could also result from differing levels of demand in the futures markets and the securities markets, from structural differences in how futures and securities are traded, and from imposition of daily price fluctuation limits for futures contracts. The Fund would be able to buy or sell futures contracts with a greater or lesser value than the securities it wished to hedge or was considering purchasing in order to attempt to compensate for differences in historical volatility between the futures contract and the securities, although this might not be successful in all cases. If price changes in the Fund's futures positions were poorly correlated with its other investments, its futures positions could fail to produce desired gains or result in losses that would not be offset by the gains in the Fund's other investments.

     Because futures contracts are generally settled within a day from the date they are closed out, compared with a settlement period of three business days for some types of securities, the futures markets can provide superior liquidity to the securities markets. Nevertheless, there is no assurance a liquid secondary market will exist for any particular futures contract at any particular time. In addition, futures exchanges may establish daily price fluctuation limits for futures contracts and may halt trading if a contract's price moves upward or downward more than the limit in a given day. On volatile trading days when the price fluctuation limit is reached, it would be impossible for the Fund to enter into new positions or close out existing positions. If the secondary market for a futures contract were not liquid because of price fluctuation limits or otherwise, the Fund would not be able to promptly liquidate unfavorable futures positions and potentially could be required to continue to hold a futures position until the delivery date, regardless of changes in its value. As a result, a Fund's access to other assets held to cover its futures positions also could be impaired.

     Although the buyer or seller of a futures contract is not required to deliver or pay for the underlying instrument unless the contract is held until the delivery date, both the buyer and seller are required to deposit "initial margin" for the benefit of an FCM when the contract is entered into equal to a percentage of the contract's value. If the value of either party's position declines, that party will be required to make additional "variation margin" payments with an FCM to settle the change in value on a daily basis. The party that has a gain may be entitled to receive all or a portion of this amount. Initial and variation margin payments are similar to good faith deposits or performance bonds, unlike margin extended by a securities broker, and initial and variation margin payments do not constitute purchasing securities on margin for purposes of the Fund's investment policies. In the event of the bankruptcy of an FCM that holds margin on behalf of the Fund, the Fund would be entitled to return of margin owed to the Fund only in proportion to the amount received by the FCM's other customers. Fund Management will attempt to minimize the risk by careful monitoring of the creditworthiness of the FCMs with which the Fund would do business and by depositing margin payments in a segregated account with the custodian when practical or otherwise required by law.

     The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. (See "Options on Securities" below.) Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying instrument, ownership of the option may or may not be less risky than ownership of the futures contract or the underlying instrument. As with the purchase of futures contracts, when the Fund is not fully invested it could buy a call option on a futures contract to hedge against a market advance.

     The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security which is deliverable under, or of the index comprising, the futures contract. If the futures price at the expiration of the option were below the exercise price, the Fund would retain the full amount of the option premium which would provide a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security which is deliverable under, or of the index comprising, the futures contract. If the futures price at expiration of the option was higher than the exercise price, a Fund would retain the full amount of the option premium which would provide a partial hedge against any increase in the price of securities which the Fund was considering to buy. If a call or put option the Fund had written was exercised, the Fund would incur a loss which would be reduced by the amount of the premium it received. Depending on the degree of correlation between change in the value of its portfolio securities and changes in the value of the futures positions, the Fund's losses from existing options on futures could to some extent be reduced or increased by changes in the value of portfolio securities.

     The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, the Fund would be able to buy a put option on a futures contract to hedge the Fund's portfolio against the risk of falling prices.

     The amount of risk the Fund would assume if it bought an option on a futures contract would be the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the options bought.

Options on Securities.

     A put option gives the holder the right, upon payment of a premium, to deliver a specified amount of a security to the writer of the option on or before a fixed date at a predetermined price. A call option gives the holder the right, upon payment of a premium, to call upon the writer to deliver a specified amount of a security on or before a fixed date at a predetermined price. In purchasing an option, the Fund would be in a position to realize a gain if, during the option period, the price of the underlying security increased (in the case of a call) or decreased (in the case of a put) by an amount in excess of the premium paid and would realize a loss if the price of the underlying security did not increase (in the case of a call) or decrease (in the case of a put) during the period by more than the amount of the premium. If a put or call option bought by a Fund were permitted to expire without being sold or exercised, the Fund would lose the amount of the premium.

     If a put option or call option written by a Fund were exercised, the Fund would be obligated to buy or sell the underlying security at the exercise price. Writing a put option involves the risk of a decrease in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the option holder to the Fund at a higher price than its current market value. Writing a call option involves the risk of an increase in the market value of the underlying security, in which case the option could be exercised and the underlying security would then be sold by the Fund to the option holder at a lower price than its current market value. Those risks could be reduced by entering into an offsetting transaction. The Fund would retain the premium received from writing a put or call option whether or not the option were exercised.

     The Fund also would be able to buy or write options in privately negotiated transactions on the types of securities and indexes based on the types of securities in which the Fund were permitted to invest directly. The Fund would effect such transactions only with investment dealers and other financial institutions (such as commercial banks or savings and loan institutions) deemed creditworthy, and only pursuant to procedures adopted by Fund Management for monitoring the creditworthiness of those entities. The Fund is not permitted to invest in securities for which there is no readily available market. Therefore, the Fund could not invest in illiquid options.

     A put option written by a Fund would be "covered" if the Fund (i) maintained cash not available for investment or high-grade liquid assets with a value equal to the exercise price in a segregated account with its custodian or
(ii) held a put on the same security and in the same principal amount as the put written and the exercise price of the put held were equal to or greater than the exercise price of the put written. A call option written by a Fund would be "covered" if the Fund owned the underlying security covered by the call or had an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option also would be deemed to be covered if a Fund held a call on the same security and in the same principal amount as the call written and the exercise price of the call held (i) were equal to or less than the exercise price of the call written or (ii) were greater than the exercise price of the call written if the difference were maintained by the Fund in cash and high-grade liquid assets in a segregated account with its custodian.

     The Fund also would be able to write covered call options for cross-hedging purposes. A call option is written for cross-hedging purposes if the Fund does not own the underlying security, and the option is designed to provide a hedge against a decline in value in another security which the Fund owns or has the right to acquire.

     The Fund would collateralize its obligation under a written call option for cross-hedging purposes by maintaining in a segregated account with its custodian cash or high-grade liquid assets in an amount not less than the market value of the underlying security, marked to market daily. The Fund would write a call option for cross-hedging purposes, instead of writing a covered call option, when the premium to be received from the cross-hedge transaction would exceed that which would be received from writing a covered call option and when the Fund believed that writing the option would achieve the desired hedge.

     The writer of an option may have no control when the underlying securities must be sold, in the case of a call option, or bought, in the case of a put option, since with regard to certain options, the writer may be assigned an exercise notice at any time prior to the termination of the obligation. Whether or not an option expires unexercised, the writer retains the amount of the premium. This amount, of course, may, in the case of a covered call option, be offset by a decline in the market value of the underlying security during the option period. If a call option is exercised, the writer experiences a profit or loss from the sale of the underlying security. If a put option is exercised, the writer must fulfill the obligation to buy the underlying security at the exercise price, which will usually exceed the then market value of the underlying security.

     The writer of an option that wishes to terminate its obligation may effect a "closing purchase transaction". This is accomplished by buying an option of the same series as the option previously written. The effect of the purchase is that the writer's position will be canceled by the clearing corporation. However, a writer may not effect a closing purchase transaction after being notified of the exercise of an option. Likewise, an investor who is the holder of an option may liquidate its position by effecting a "closing sale transaction". This is accomplished by selling an option of the same series as the option previously bought. There is no guarantee that either a closing purchase or a closing sale transaction can be effected. Effecting a closing transaction in the case of a written call option would permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both or, in the case of a written put option, would permit the Fund to write another put option to the extent that the exercise price thereof is secured by deposited high-grade liquid assets.

     The Fund would realize a profit from a closing transaction if the price of the purchase transaction were less than the premium received from writing the option or the price received from a sale transaction were more than the premium paid to buy the option; the Fund would realize a loss from a closing transaction if the price of the purchase transaction were more than the premium received from writing the option or the price received from a sale transaction were less than the premium paid to buy the option. Because increases in the market of a call option generally will reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option likely would be offset in whole or in part by appreciation of the underlying security owned by the Fund.

Risk Factors of Investing in Futures and Options.

     The successful use of the investment practices described above with respect to futures contracts, options on futures contracts and options on draws upon skills and experience which are different from those needed to select the other instruments in which the Fund invests. Should interest rates or the prices of securities or financial indexes move in an unexpected manner, the Fund may not achieve the desired benefits of futures and options or may realize losses and thus be in a worse position than if such strategies had not been used. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits with respect to negotiated or over-the-counter instruments, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the price of the securities hedged or used for cover will not be perfect and could produce unanticipated losses.

     The Fund's ability to dispose of its positions in the foregoing instruments will depend on the availability of liquid markets in the instruments. Markets in a number of the instruments are relatively new and still developing, and it is impossible to predict the amount of trading interest that may exist in those instruments in the future. Particular risks exist with respect to the use of each of the foregoing instruments and could result in such adverse consequences to the Fund as the possible loss of the entire premium paid for an option bought by the Fund, the inability of the Fund, as the writer of a covered call option, to benefit from the appreciation of the underlying securities above the exercise price of the option and the possible need to defer closing out positions in certain instruments to avoid adverse tax consequences. As a result, no assurance can be given that the Fund will be able to use those instruments effectively for the purposes set forth above.

     In connection with its transactions in futures and option writing, the Fund would be required to place assets in a segregated account with the Fund's custodian bank to ensure that the Fund would be able to meet its obligations under these instruments. Assets held in a segregated account generally may not be disposed of for so long as the Fund maintains the positions giving rise to the segregation requirement. Segregation of a large percentage of the Fund's assets could impede implementation of the Fund's investment policies or the Fund's ability to meet redemption requests or other current obligations.

                             INVESCO GROWTH FUND, INC.

                   PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                  October 28, 1997


     The undersigned hereby appoints Fred A. Deering, Dan J. Hesser and Glen A. Payne, and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Special Meeting of the Shareholders of the INVESCO Growth Fund, Inc. (the "Fund"), to be held at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado 80237, on October 28, 1997 at 10:00 a.m. (Mountain Time) and at any adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the Notice of Special Meeting and Proxy Statement, dated ___________, 1997, receipt of which is hereby acknowledged.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

                                                      INVIGF

INVESCO GROWTH FUND, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, WHICH RECOMMENDS A VOTE "FOR":

Vote On Proposal                                    For      Against    Abstain

1.   Proposal to approve a change to the           ----       ----       ----
     investment policies of the Fund, to
     permit the Fund to invest in futures,
     options, puts and calls.

Please sign exactly as name appears hereon. If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

----------------------       ----------------------------      ----------------
Signature                    Signature (Joint Owners)          Date